                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of July 16, 2002, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A. (in its capacity as agent, the "Agent" and/or security trustee, the "Security Trustee", as the case may
be), Bank of America, N.A. (in its capacity as lead arranger and syndication manager, the "Syndication Agent"), and KAV Inventory, LLC, a Delaware limited liability company (the "Borrower").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Agent, the Syndication Agent and the Lenders entered into that certain Loan and Security Agreement, dated at December 1, 2000 (as amended, restated, supplemented or otherwise modified from time to time, (the "Loan Agreement") pursuant to which the Lenders made a loan facility available to the Borrower;

         WHEREAS, Kellstrom defaulted under the terms of that certain Consignment Agreement dated December 1, 2000 between Borrower and Kellstrom and on or about October 15, 2001, Agent notified Borrower of the default and accelerated the Loan Agreement;

         WHEREAS, Kellstrom filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") on February 20, 2002 and Kellstrom's bankruptcy case is currently pending in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), Case No. 02-10536 (the "Bankruptcy Case");

         WHEREAS, Kellstrom obtained authorization and approval from the Bankruptcy Court to enter into an Asset Sale Agreement, as amended, restated or supplemented, (the "Asset Sale Agreement") by and among Kellstrom and KIAC (as defined herein) and to consummate the transactions provided for therein, including the Borrower and KIAC entering into the Consignment Agreement; and

         WHEREAS, the outstanding obligations under the Loan Agreement are to be capitalized and converted into a term loan upon the terms and conditions set forth in this Agreement, and the Agent, the Syndication Agent and the Lenders have agreed to restructure the loan facility upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows.

                                    ARTICLE 1

                        INTERPRETATION OF THIS AGREEMENT

         1.1 Definitions. As used herein:

             "Accounts" means all of the Borrower's now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale, lease or exchange of goods or rendition of services, whether or not they have been earned by performance, including, but not limited to all amounts payable by KIAC to the Borrower pursuant to the Consignment Agreement.

             "Account Debtor" means each Person obligated in any way on or in connection with an Account.

             "Acquisition" means the acquisition by Kellstrom of the aircraft and aircraft engine spare parts redistribution business of TIMCO Distribution.

             "Acquisition Documents" means, collectively, the Inventory Purchase Agreement, the Asset Purchase Agreement (including any novations necessary to effect the assignments contemplated thereunder), the Consignment Agreement, the Cooperation Agreement, the Operating Agreement, the Transition Services Agreement, the Non-Competition Agreement and the License Agreement (including any schedules, exhibits and annexes thereto).

             "Affiliate" means, (a) as to the Borrower, Kellstrom and TIMCO and
(b) as to any Person other than the Borrower, any other Person which, directly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

             "Agent" means the Bank, solely in its capacity as agent for the Lenders, and any successor agent.

             "Agent Advances" has the meaning specified in Section 2.2(b).

             "Agent's Liens" means the Liens on the Collateral granted to the Agent, for the benefit of the Lenders, Bank, and Agent pursuant to this Agreement and the other Loan Documents.

             "Agent-Related Persons" means the Agent and the Security Trustee, together with their Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of the Agent and the Security Trustee and such Affiliates.

             "Agreement" means this Amended and Restated Loan and Security Agreement.

             "Anniversary Date" means each one-year anniversary of the Original Closing Date.

             "Applicable Margin" means two percent (2.0%).

             "Appraisal" means an appraisal setting forth the Orderly Liquidation Value of all of the Borrower's Inventory, which appraisal shall be prepared in accordance with Section 6.5.

             "Asset Purchase Agreement" means the Asset Purchase Agreement, dated as of September 20, 2000, among TIMCO, TIMCO Distribution and Kellstrom, together with four (4) letter agreements, dated September 20, 2000, as amended by three (3) letter agreements, dated November 14, 2000, November 17, 2000, and November 28, 2000, in each case, among TIMCO, TIMCO Distribution and Kellstrom as further amended by the PCRA.

             "Assignee" has the meaning specified in Section 13.2(a).

             "Assignment and Acceptance" has the meaning specified in Section 13.2(a).

             "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent.

             "Bank" means Bank of America, N.A., a national banking association, or any successor entity thereto.

             "Bank Products" means any Hedge Agreements extended to the Borrower by the Bank or any affiliate of the Bank in reliance on the Bank's agreement to indemnify such affiliate.

             "Bank Product Reserves" means all reserves which the Agent from time to time establishes in its good faith judgment for the Bank Products then provided or outstanding.

             "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.(S) 101 et seq.).

             "Based" means, with respect to any Account Debtor, that such Account Debtor's principal place of business, chief executive office, or principal operations are located in such geographic location.

             "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a prime point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

             "Blocked Account Agreement" means an agreement among the Borrower, the Agent and the Bank, in form and substance satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

             "Business Day" means any day that is not a Saturday, Sunday, or a day on which banks in Atlanta, Georgia or Charlotte, North Carolina are required or permitted to be closed.

             "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

             "Capital Expenditures" means all payments due (whether or not paid) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

             "Capital Lease" means any lease of property by the Borrower which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of Borrower.

             "Capitalized Lease Obligation" means Debt represented by obligations under a Capital Lease, and the amount of such Debt shall be the capitalized amount of such obligations determined in accordance with GAAP.

             "Change of Control" means Kellstrom or TIMCO's sale or liquidation of their respective membership interests of the Borrower, but specifically excludes TIMCO's acquisition of Kellstrom's membership interest.

             "Chattel Paper" means all chattel paper as such term is defined in the Uniform Commercial Code, including, without limitation, the original of each Lease Agreement.

             "Closing Date" means the date of this Agreement.

             "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

             "Collateral" has the meaning specified in Section 6.1.

             "Collateral Assignment of Consignment Agreement" means the Collateral Assignment of Consignment Agreement executed by the Borrower in favor of the Agent for the benefit of the Lenders.

             "Collateral Assignment of Inventory Purchase Agreement" means the Collateral Assignment of Inventory Purchase Agreement executed by the Borrower in favor of the Agent for the benefit of the Lenders.

             "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 13.2, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

             "Consignment Agreement" means the Consignment Agreement, dated as of even date herewith, by and among the Borrower, the Agent and KIAC.

             "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

             "Cooperation Agreement" means the Cooperation Agreement, dated as of December 1, 2000, by and among TIMCO, TIMCO Distribution and Kellstrom as amended by the PCRA.

             "Debt" means, without duplication all liabilities, obligations and indebtedness of the Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (a) the Borrower's liabilities and obligations to trade creditors, if any; (b) all Obligations; (c) all obligations and liabilities of any Person secured by any Lien on the Borrower's property, even though the Borrower shall not have assumed or become liable for the payment thereof, provided, however; that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (d) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the Borrower, even if the rights, and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; and (e) all obligations and liabilities under Guaranties.

             "Debt For Borrowed Money" means, as to any Person, Debt for borrowed money or as evidenced by notes, bonds, debentures or similar evidences of any such Debt of such Person, the deferred and unpaid purchase price of any property or business (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities) and all Capitalized Lease Obligations.

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

                  "Defaulting Lender" has the meaning specified in Section 2.2(g)(ii).

                  "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus
(b) two percent (2%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

                  "Distribution" means, in respect of any corporation or limited liability company: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for such stock) of such corporation or in respect of membership interests of such limited liability company, as applicable, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or
(b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation or acquisition by such limited liability company of any membership interest in such limited liability company, as applicable.

                  "DOL" means the United States Department of Labor or any successor department or agency.

                  "Dollar" and "$" mean dollars in the lawful currency of the United States.

                  "Eligible Assignee" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement;
(c) any Affiliate of any Lender, and (d) if an Event of Default exists, any Person reasonably acceptable to the Agent.

                  "Engine Mortgage" means the Engine Mortgage and Security Agreement pursuant to which the Borrower grants a Lien in all of its Engines to the Agent for the benefit of the Lenders.

                  "Engines" means Inventory owned by a Borrower consisting of whole aircraft engines which have not been broken down into their component parts.

                  "English Charge" means the Deed of Fixed and Floating Charge, dated as December 1, 2000, by and between the Borrower and the Security Trustee, relating to Inventory located in the United Kingdom and/or India or leased to Persons Based in the United Kingdom and/or India.

                  "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

                  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

                  "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                  "Equipment" means all of the Borrower's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including motor vehicles with respect to which a certificate of title has been issued, aircraft (other than Inventory), dies, tools, jigs, and office equipment, as well as all of such types of property leased by the Borrower and all of the Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and- Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a pension plan or multi-employer plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any pension plan or multi-employer plan, or (f) the imposition of any liability under Title N of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

                  "Event of Default" has the meaning specified in Section 11.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                  "FAA" means the United States Federal Aviation Administration, and any instrumentality of the United States succeeding to this function.

                  "Facility" means the Loans and Obligations arising under the terms of this Loan Agreement.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of I%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

                  "Financial Statements" means any financial statements required to be given to the Agent and/or the Lenders pursuant to this Agreement.

                  "Fiscal Year" means the Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower will end on December 31, 2002.

                  "Foreign Security Documents" means, collectively, the English Charge and any other documents required by the Agent to create, and/or perfect the Agent's Liens in Inventory located outside of the United States or leased to Persons Based outside of the United States.

                  "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

                  "General Intangibles" means all of the Borrower's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrower of every kind and nature (other than Accounts), including, without limitation, all contract rights, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Borrower in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to the Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Borrower is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Borrower.

                  "Good Condition" means, with respect to any item of Inventory, the condition and merchantability of such item of Inventory on the Closing Date; provided, however, that, to the extent any item of Inventory is repaired, overhauled or otherwise improved, such item of Inventory shall at least remain in such repaired, overhauled or improved condition to be deemed to be in "Good Condition" hereunder.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure (other than by endorsement of negotiable instruments for collection in the ordinary course of business), or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

                  "Hedge Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrower's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

                  "Intercompany Accounts" means all assets and liabilities, however arising, which are due to the Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by the Borrower with any Affiliate.

                  "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

                  "Inventory" means all of the Borrower's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale, lease or exchange, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are used or consumed in the Borrower's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

                  "Inventory Acquisition" means the acquisition by the Borrower of all of the aircraft and aircraft engine spare parts inventory of TIMCO Distribution pursuant to the Inventory Purchase Agreement as amended.

                  "Inventory Purchase Agreement" means the Inventory Purchase Agreement, dated as of September 20, 2000, by and among the Borrower, TIMCO and TIMCO Distribution, as amended by three (3) letter agreements, dated November 14, 2000; November 17, 2000, and November 28, 2000, in each case, among the Borrower, TIMCO and TIMCO Distribution as amended by the PCRA.

                  "Investment Property" means all of the Borrower's right title and interest in and to any and all: (a) securities whether certificated or, uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; and (e) commodity accounts.

                  "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "KAV Payables" means any amounts paid by the Borrower other than (a) amounts paid or payable by the Borrower under the Loan Documents which are charged to the Loan Account; (b) any Consignee Commission (as defined in the Consignment Agreement), (c) any Reimbursable Expenses (as defined in the Consignment Agreement), (d) any amounts payable for purchases of parts by Borrower under the Consignment Agreement and (e) any amounts payable to KIAC, as consignee, from insurance proceeds received under the Consignment Agreement.

                  "Kellstrom" means Kellstrom Industries, Inc., a Delaware corporation as Debtor-in-Possession in the Bankruptcy Case.

                  "KIAC" means Kellstrom Commercial Aerospace, Inc., a Delaware corporation.

                  "Lease Agreement" means a lease agreement between KIAC, as consignee under the Consignment Agreement and lessor of one or more Engines, and the lessee of any such Engines.

                  "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding; provided that no such Agent Advance shall be taken into account in determining any Lender's Pro Rata Share.

                  "Letter Agreements" means, collectively, the letter agreement among TIMCO, Kellstrom and the Agent, on behalf of the Lenders, in which TIMCO and Kellstrom agree to contribute equally to the Borrower, as the members of the Borrower, any KAV Payables in excess of the applicable KAV cap (as defined in the Letter Agreements) in order to allow the Borrower to pay such expenses or any other expenses, such contributions to be treated as loans made by each of Kellstrom and TIMCO to Borrower which loans shall be junior in right of payment and in all other respects completely subordinated to the Obligations hereunder in accordance with the terms of the related Subordination Agreement. On the Closing Date, TIMCO and Kellstrom shall have no further obligation to contribute to the Borrower for any KAV Payables; provided however, that all other terms, conditions and subordination agreements contained in the Letter Agreements shall remain in full force and effect.

                  "License Agreement" means the License Agreement dated as of December 1, 2000, by and among the Borrower, TIMCO, and Kellstrom.

                  "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

                  "Loan Account" means the loan account of the Borrower, which account shall be maintained by the Agent.

                  "Loan Documents" means this Agreement, the Engine Mortgage and any Mortgage Supplements related thereto, the Consignment Agreement, the Collateral Assignment of Consignment Agreement, the Collateral Assignment of Inventory Purchase Agreement, the Subordination Agreement, the Letter Agreements, the Foreign Security Documents and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

                  "Loans" has the meaning specified in Section 2.2 and includes the Term Loan and each Agent Advance.

                  "Manager" means any manager of the Borrower, as designated by TIMCO and Kellstrom pursuant to the Operating Agreement.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

                  "Material Adverse Effect" means, as determined by the Agent in its good faith judgment, (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower; (b) a material adverse change in, or a material adverse effect upon the Collateral or the value thereof (including, but not limited to, a default and termination under any lease respecting a location where a substantial portion of the Collateral is situated, which default and termination has or causes a material adverse effect upon the Collateral or the value thereof); (c) a material impairment of the ability of the Borrower to perform under any Loan Document to which it is a party and to avoid any Event of Default; or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party except to the extent arising from the action of the Agent or any Lender.

                  "Mortgage Supplement" means a supplement to the Engine Mortgage pursuant to which the Borrower grants the Lien in Engines and Lease Agreements acquired by the Borrower or entered into by the Borrower on the Closing Date and from time to time after the Closing Date.

                  "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five (5) years contributed to by the Borrower or any ERISA Affiliate.

                  "Non-Competition Agreement" means the Non-Competition Agreement, dated as of December 1, 2000, by and among the Borrower, Kellstrom, TIMCO and TIMCO Distribution as amended by that certain First Amendment to the Non-Competition Agreement dated as of even date herewith.

                  "Notice of Security Interest" means a notice of security interest and estoppel certificate in form and substance satisfactory to the Agent in its absolute discretion pursuant to which, among other things, the Borrower, Kellstrom and the Agent provide notice to and seek acknowledgment from the lessee under a Lease Agreement that the Inventory subject to such Lease Agreement has been collaterally assigned to the Agent for the benefit of the Lenders.

                  "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrower to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, all debts, liabilities and obligations of the Borrower now or hereafter arising from or in connection with Bank Products.

                  "Obligor" means the Borrower and any Person liable with respect to the Obligations, whether as maker, endorser, guarantor, pledgor or otherwise, and whether such liability is direct, indirect, primary or secondary, and "Obligors" means all of such Persons collectively.

                  "Operating Agreement" means the Operating Agreement, dated as of September 20, 2000, by and between TIMCO and Kellstrom, as sole members of the Borrower.

                  "Orderly Liquidation Value" means the orderly liquidation value of the Inventory, as reflected in the most recent Appraisal received by the Agent in accordance with Section 6.5.

                  "Original Closing Date" means December 1, 2000.

                  "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                  "Participant" has the meaning specified in Section 13.2(6).

                  "Payment Account" means the bank account established pursuant to Section 6.9, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Agent or the Borrower, as the Agent may determine, on terms acceptable to the Agent.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

                  "PCRA" means that certain Post-Closing Resolution Agreement dated as of June 10, 2002 by and among Kellstrom, TIMCO and TIMCO Distribution. By its execution hereof, Agent approves and consents to the PCRA and the ancillary documents thereto, including without limitation, that certain Acknowledgment, consent and Release executed by Borrower.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

                  "Permitted Liens" means:

                  (a) Liens for taxes, assessments and other governmental charges and levies not delinquent or statutory Liens for taxes in an amount not to exceed $100,000, provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on Borrower's books and records and a stay of enforcement of any such Lien is in effect;

                  (b) the Agent's Liens;

                  (c) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demand, when due, such claims or demands do not exceed $200,000 in the aggregate;

                  (d) Liens consisting of deposits or pledges made in the ordinary course of business in connection with or to secure payment of obligations under worker's compensation, unemployment insurance or similar legislation; and

                  (e) the Lien of KIAC created pursuant to the Consignment Agreement, but only to the extent such Lien is subordinated to the Agent's Liens in accordance with the related Subordination Agreement.

                  "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Agent Advances.

                  "Proprietary Rights" means all of the Borrower's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 8.13 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                  "Real Estate" means all of the Borrower's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Borrower's now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto.

                  "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of

Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

                  "Reportable Event" means, any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Required Lenders" means at any date of determination, (a) in the event that there is only one (1) Lender, such Lender, (b) in the event that there are only two (2) Lenders, both Lenders, and (c) in the event that there are more than two (2) Lenders, at least two (2) Lenders whose Pro Rata Shares aggregate more than 50% as such percentage is determined under the definition of Pro Rata Share set forth herein.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Reserve Amount" means the amount established by Agent for the benefit of Borrower from the proceeds of Agent's Collateral as the reserve to pay all approved KAV Payables.

                  "Responsible Officer" means any Manager of the Borrower, or any other officer having substantially the same authority and responsibility with respect to the preparation and delivery of the financial statements and projections.

                  "Restricted Investment" means, as to the Borrower, any acquisition of property by the Borrower in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following: (a) acquisitions of exchanged Inventory and returns of Inventory sold, in each case, in accordance with the Consignment Agreement and (b) Hedge Agreements.

                  "Security Trustee" means the Bank, solely in its capacity as security trustee for the Lenders, and any successor security trustee.

                  "Settlement" and "Settlement Date" have the meanings specified in Section 2.2(c)(i):

                  "Stated Termination Date" means July 16, 2005

                  "Subordinated Notes" means any KAV Senior Subordinated Adjustment Notes, KAV Senior Subordinated Note-A, KAV Senior Subordinated Note-B and KAV Subordinated Note (as such terms are defined in the Inventory Purchase Agreement) issued by the Borrower.

                  "Subordination Agreement" means, in form and substance acceptable to the Agent, in its sole discretion, the subordination agreement among the Agent, for the benefit of the

Lenders, Kellstrom and TIMCO providing that any loans made, or deemed made, by either of Kellstrom or TIMCO, or any affiliates thereof, pursuant to the Operating Agreement or otherwise (other than pursuant to the Subordinated Notes), shall be junior in right of payment and in all other respects completely subordinated to the rights of the Agent and the Lenders under this Agreement.

                  "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

                  "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent's or each Lender's net income in any jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

                  "Termination Date" means the earliest to occur of the (a) Stated Termination Date, (b) the date the Facility is terminated either by the Borrower pursuant to Section 4.2 or by the Required Lenders pursuant to Section 11.2, and (c) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

                  "Term Loan" has the meaning specified in Section 2.2.

                  "TIMCO" means TIMCO Aviation Services, Inc. (f/k/a Aviation Sales Company), a Delaware corporation.

                  "TIMCO Distribution" means Aviation Sales Distribution Services Company, a Delaware corporation and wholly-owned subsidiary of TIMCO.

                  "Transaction" means, collectively, the Acquisition, the Inventory Acquisition, the Facility evidenced by this Agreement, the consignment arrangement established and maintained pursuant to the Consignment Agreement, and the issuance of the Subordinated Notes, each as described herein, and all other transactions related to the Acquisition.

                  "Transition Services Agreement" means the Transition Services Agreement, dated as of December 1, 2000, by and among TIMCO, TIMCO Distribution and Kellstrom.

                  "Trust Property" means all or any of the assets, rights, powers, authorities and discretions at any time subject to or expressed to be subject to the security from time to time constituted by or arising pursuant to the Foreign Security Documents or vested in the Security Trustee or given under or pursuant to the Foreign Security Documents including all income and other sums at any time received or receivable by the Security Trustee in respect thereof.

                  "UCC" means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of Georgia or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

              1.2 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

              1.3 Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural foams of the defined terms.

                  (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                      (ii) The term "including" is not limiting and means "including without limitation."

                      (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references, to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) Different provisions of this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.

All such limitations, tests and measurements in such different provisions are cumulative and shall each be performed in accordance with their respective terms.

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

                  (h) All references in- this Agreement and the other Loan Documents to a particular time of day shall be deemed to refer to Atlanta, Georgia time unless otherwise indicated.

                                    ARTICLE 2

                                      LOANS

              2.1 Intentionally Omitted.

              2.2 Loans.

                  (a) Term Loan. The Lenders agree, severally in accordance with their respective Commitments and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrower on the Closing Date the amount of $56,511,044.02 to repay the Borrower's outstanding obligations in favor of the Lenders prior to the date hereof. The Borrower hereby promises to pay to each Lender the principal amount of the Loans made by such Lender, and accrued and unpaid interest and fees thereon, as the same become due and payable in accordance with this Agreement.

                  (b) Agent Advances. (i) Subject to the limitations set forth in the proviso contained in this Section 2.2(b) and the proviso contained in
Section 13.1, the Agent is hereby authorized by the Borrower and the Lenders, from time to time in the Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, to make Loans to the Borrower on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 15.7 (any of the advances described in this Section 2.2(a) being hereinafter referred to as "Agent Advances"); provided, that the Required Lenders may at any time revoke the Agent's authorization contained in this
Section 2.2(b) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof;

                      (ii) The Agent Advances shall be repayable on demand and secured by the Agent's Liens in and to the Collateral, shall constitute Loans and Obligations hereunder, and shall bear interest at the rate applicable to Loans from time to time. The Agent shall notify each Lender in writing of each such Agent Advance.

              (c) Settlement. It is agreed that each Lender's funded portion of the Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                  (i) The Agent shall request settlement ("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis if so determined by the Agent, (A) for itself, with respect to each Agent Advance, and
(B) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 noon on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Agent in the case of Agent Advances) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Agent Advances with respect to which Settlement is requested available to the Agent, to such account of the Agent as the Agent may designate, not later than 1:30 p.m., on the Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 10 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Agent Advance and, together with the portion of such Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall for itself, with respect to each Agent Advance, be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Loans.

                  (ii) Notwithstanding the foregoing, not more than one Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Agent Advance equal to such Lender's Pro Rata Share of such Agent Advance and
(B) if Settlement has not previously occurred with respect to such Agent Advances, upon demand by Bank or Agent, as applicable, shall pay to Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Loans.

                      (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Agent Advance pursuant to clause (ii) preceding, the Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Agent Advance.

                  (d) Notation. The Agent shall record on its books the principal amount of the Loans owing to each Lender, including the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records, including computer records, such books and records constituting presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                  (e) Lenders' Failure to Perform. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

              2.3 Bank Products. The Borrower may request and the Bank may, in its sole and absolute discretion, arrange for the Borrower to obtain from the Bank or the Bank's Affiliates Bank Products although the Borrower is not required to do so. The Borrower agrees to indemnify and hold the Bank and the Lenders harmless from any and all costs and obligations now or hereafter incurred by or owing to any other Person by the Bank or any of the Lenders or the Bank's Affiliates arising from or related to such Bank Products; provided, however, nothing contained herein is intended to limit the Borrower's rights, if any, which arise as a result of the execution of documents by and between the Borrower and the Bank which relate to Bank Products. The agreement contained in this Section shall survive termination of the Agreement. The Borrower acknowledges and agrees that the obtaining of Bank Products from the Bank or the Bank's Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank's Affiliates, and (b) is subject to all rules and regulations of the Bank or the Bank's Affiliates.

                                   ARTICLE 3

                                INTEREST AND FEES

              3.1 Interest.

                  (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate and the following sentence, but not to exceed the Maximum Rate described in
Section 3.2. Except as otherwise provided herein, the outstanding Obligations shall bear interest at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin. Each change in the Base Rate shall be reflected in the interest rate described above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest accrued on all Loans will be payable in arrears on the 15th day of each month hereafter and on the Termination Date.

                  (b) Default Rate. If any Event of Default occurs and is continuing and the Agent or the Required Lenders in their discretion so elect, then, while any such Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

              3.2 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.2 have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of
(i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

                                   ARTICLE 4

                            PAYMENTS AND PREPAYMENTS

              4.1 Repayment of Loans. The Borrower shall repay the outstanding principal balance of the Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrower may prepay the Loans at any time subject to the terms of this Agreement.

              4.2 Termination of Facility. The Borrower may terminate this Agreement upon at least five (5) Business Days' notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Loans, together with accrued interest thereon, and (b) the payment in full in cash of all other Obligations together with accrued and unpaid interest thereon.

              4.3 Mandatory Prepayments. On the 15th day of each month hereafter, commencing on August 15, 2002 the Borrower shall deposit with the Agent for application pursuant to Section 4.6 hereof the aggregate amount of any Net Sales Proceeds (as defined in the Consignment Agreement) received by the Borrower pursuant to the Consignment Agreement since the date of the most recent such deposit by the Borrower with the Agent.

              4.4 Payments by the Borrower. (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon on the date specified herein. Any payment received by the Agent later than 12:00 noon shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

              4.5 Payments as Loans. All payments of principal, interest, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 15.7, may, at the option of the Agent, in its sole discretion, subject only to the terms of this Section 4.5, be paid from the proceeds of Loans made hereunder, whether made following a request by the Borrower pursuant to Section 2.2 or a deemed request as provided in this Section
4.5. The Borrower hereby irrevocably authorizes the Agent to charge the Loan Account for the purpose of paying principal, interest, reimbursement obligations in connection with fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to Section 15.7, and agrees that all such amounts charged shall constitute Loans (including Agent Advances) and that all such Loans so made shall be deemed to have been requested by Borrower pursuant to
Section 2.2.

              4.6 Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of any fees subject to apportionment under this Agreement, as applicable, shall be apportioned ratably among the Lenders. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements (including any amounts relating to Bank Products) then due to the Agent or the Syndication Agent from the Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower; third, to pay interest due in respect of all Loans, including Agent Advances; fourth, to pay or prepay principal of the Agent Advances; fifth, to pay or prepay principal of the Loans (other than Agent Advances); and sixth, to the payment of any other Obligation due to the Agent, the Syndication Agent or any Lender by the Borrower. The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.2(i). The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

              4.7 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, the Syndication Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent, the Syndication Agent or such Lender and the Borrower shall be liable to pay to the Agent, the Syndication Agent and the Lenders, and hereby does indemnify the Agent, the Syndication Agent and the Lenders and hold the Agent, the Syndication Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this
Section 4.7 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent, the Syndication Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's, the Syndication Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.7 shall survive the termination of this Agreement.

              4.8 Agent's and Lenders' Books and Records Monthly Statements. The Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof in the absence of manifest error, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (except for reversals and reapplications of payments made as provided in Section 4.6 and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within thirty
(30) days, after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

                                   ARTICLE 5

                     TAXES, YIELD PROTECTION AND ILLEGALITY

              5.1 Taxes. (a) Any and all payments by the Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes to the extent funds are available.

                  (b) The Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date the Lender or the Agent makes written demand therefor in accordance with Section 5.3; provided, however, that so long as the Borrower has notified the Agent in writing, the Borrower need not pay any amount under this
Section 5.1. (i) that the Borrower is contesting in good faith by appropriate proceedings diligently pursued, (ii) for which the Borrower has established proper reserves as provided in GAAP, and (iii) as long as no Lien results from such non-payment.

                  (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                      (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                      (ii) the Borrower shall make such deductions and withholdings;

                      (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                      (iv) the Borrower shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Within thirty (30) days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                  (e) If the Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts

(consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

              5.2 Increased Costs and Reduction of Return. If any Lender shall have determined that (a) the introduction of any Capital Adequacy Regulation,
(b) any change in any Capital Adequacy Regulation, (c) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (d) compliance by the Lender or any corporation or other entity controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation or other entity controlling the Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent in accordance with Section 5.3, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

              5.3 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article 5 shall deliver to the Borrower (with a copy to the Agent) within 180 days of the event or events giving rise to such claim a certificate setting forth in reasonable detail (including, with respect to Section 5.2, the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to such Lender thereunder, and the method by which such amounts were determined) the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error, with such certificate to constitute a written demand for payment pursuant to Sections 5.1 and 5.2.

              5.4 Survival. The agreements and obligations of the Borrower in this Article 5 shall survive the payment of all other Obligations.

                                   ARTICLE 6

                                   COLLATERAL

              6.1 Grant of Security Interest. (a) As security for all Obligations, the Borrower hereby grants to the Agent, for the benefit of the Agent and the Lenders, a continuing security interest in, lien on, assignment of and right of set-off against, all of the following property and assets of the Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located:

                      (i) all Accounts (including any credit enhancement therefor);

                      (ii) all Inventory;

                      (iii) all contract rights (including rights to payment under the Consignment Agreement), letters of credit, Chattel Paper, instruments, notes, documents, and documents of title;

                      (iv)   all General Intangibles;

                      (v)    all Equipment;

                      (vi)   all Investment Property;

                      (vii) all money, cash, cash equivalents, securities and other property of any kind of the Borrower held directly or indirectly by the Agent or any Lender;

                      (viii) all of the Borrower's deposit accounts, credits, and balances with and other claims against the Agent or any Lender or any of their Affiliates or any other financial institution with which the Borrower maintains deposits, including the Payment Account;

                      (ix) all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

                      (x) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with all other property of the Borrower in which the Agent or any Lender may at any time be granted a Lien, is herein collectively referred to as the "Collateral."

                  (b) As security for all Obligations, the Borrower has executed and delivered to the Agent the Engine Mortgage and any Mortgage Supplements necessary to perfect the Agent's Lien in the Engines.

                  (c) All of the Obligations shall be secured by all of the Collateral.

              6.2 Perfection and Protection of Security Interest. (a) The Borrower shall, at its expense, perform all steps requested by the Agent in good faith at any time to perfect, maintain, protect, and enforce the Agent's Liens, including: (i) executing, delivering and/or filing and recording of the Engine Mortgage and any Mortgage Supplements necessary to perfect the Agent's Lien in the Engines, and executing and filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Agent;
(ii) delivering to the Agent the originals of all instruments, documents, and Chattel Paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed or assigned to the Agent without restriction;. (iii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the collateral for which certificates of title have been issued; (iv) when an Event of Default exists, transferring Inventory to warehouses or other locations designated by the Agent; (v) placing notations on the Borrower's books of account to disclose the Agent's Liens; (vi) delivering to the Agent all letters of credit on which the Borrower is named beneficiary; and (vii) taking such other steps as are deemed necessary or reasonably desirable by the Agent to maintain and protect the Agent's Liens. To the extent permitted by applicable law, the Agent may file, without the Borrower's signature, one or more financing statements disclosing the Agent's Liens. The Agent will give the Borrower notice of the filing of any such statements, which notice shall specify the location(s) where such statements were filed. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                  (b) If any Collateral is at any time in the possession or control of any warehouseman, bailee, consignee or any of the Borrower's agents or processors, then the Borrower shall notify the Agent thereof and shall, at the request of Agent, notify such Person of the Agent's security interest in such Collateral and, at the request of the Agent upon any Event of Default, instruct such Person to hold all such Collateral for the Agent's account subject to the Agent's instructions. If at any time any Collateral is located in any operating facility of the Borrower or Kellstrom not owned by the Borrower or Kellstrom, then the Borrower shall, at the request of the Agent, use commercially reasonable efforts to obtain written landlord lien waivers or subordinations, in form and substance reasonably satisfactory to the Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral; provided, however, that the Agent shall not request or require any such waivers or subordinations to the extent that the Agent on the Closing Date has expressly waived, in writing, such requirement as to specified Inventory at specified locations; provided, further, however, that any such waiver by the Agent shall not be effective to waive any requirement of this paragraph (b) above (i) during the continuance of an Event of Default or (ii) with respect to any Inventory (including any Inventory received in exchange for Inventory) relocated to a different location (regardless of whether any other Inventory may be located at such different location) subsequent to the Closing Date.

                  (c) From time to time, the Borrower shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral with respect to the Borrower, but the Borrower's failure to do so shall not affect or limit the Agent's Liens or any other rights of the Agent or any Lender in and to the Collateral with respect to the Borrower. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other -financial accommodation).

              6.3 Location of Collateral. The Borrower represents and warrants to the Agent and the Lenders that, as of the date hereof: (a) Schedule 6.3 is a correct and complete list of the Borrower's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business; and (b) Schedule 6.3 correctly identifies any of such facilities and locations that are not owned by the Borrower and sets forth the names of the owners and lessors or sublessors, or bailees or consignees, as applicable, of such facilities and locations. The Borrower covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for the Borrower on Schedule 6.3, except for Inventory subject to a Lease Agreement, Inventory at a FAA-approved repair facility, and Inventory in transit to any such location, or (ii) change the location of its chief executive office or the locations of the Collateral from the locations identified in Schedule 6.3, unless, in either case, it gives the Agent at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Agent reasonably requests in connection therewith. Without limiting the foregoing, the Borrower represents that all of its Inventory (other than Inventory subject to a Lease Agreement, Inventory at a FAA-approved repair facility and Inventory in transit) is, and covenants that all of its Inventory will be, located either (A) on premises owned by the Borrower, (B) on premises leased by the Borrower, provided that the Agent has, if requested by the Agent, received an executed landlord waiver from the landlord of such premises in form and substance satisfactory to the Agent, or (C) in a warehouse or with a bailee or consignee, provided that the Agent has, if requested by the Agent, received from the applicable Person in form and substance satisfactory to the Agent, (1) an executed bailee or consignee letter,
(2) an executed UCC financing statement and (3) any other items that the Agent requests in its good faith judgment; provided; however, that the Agent shall not request or require any such waivers, bailee or consignee letters, UCC financing statements or other similar such documents to the extent that the Agent on the Closing Date has expressly waived, in writing, such requirement as to specified Inventory at specified locations; provided, further, however, that any such waiver by the Agent shall not be effective to waive any requirement of clauses
(B) and (C) above (x) during the continuance of an Event of Default or (y) with respect to any Inventory (including any Inventory received in exchange for Inventory) relocated to a different location (regardless of whether any other Inventory may be located at such different location) subsequent to the Closing Date.

              6.4 Title to, Liens on, and Sale and Use of Collateral. The Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that: (a) all of the Collateral is and will continue to be owned by the Borrower free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Agent's Liens in the Collateral will not be subject to any prior Lien except (i) those Liens described in clause (a) of the definition of Permitted Liens to the extent that the underlying amounts are not delinquent and (ii) those Liens described in clause (c) of the definition of Permitted Liens provided that with respect to such Permitted Liens of warehousemen and landlords, the warehouseman or landlord, as applicable has delivered to the Agent such waivers and consents as are required by Section 6.3 above; and (c) the Borrower will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only.

              6.5 Appraisals. At any time if requested by the Agent, the Borrower shall deliver to the Agent Appraisals of all Inventory owned by the Borrower, which Appraisals shall set forth the Orderly Liquidation Value of all Inventory. Each Appraisal shall (a) be conducted by an appraiser satisfactory to the Agent in its reasonable discretion, (b) be in form reasonably acceptable to the Agent, and (c) such costs shall be deemed KAV Payables and payable from the Reserve Amount.

              6.6 Access and Examination: Confidentiality; Consent to Advertising. (a) The Borrower shall permit the Agent, accompanied by any Lender which so elects, to have access to, examine, audit, make extracts from or copies of and inspect any or all of the Borrower's records, files, books of account and the Collateral, and discuss the Borrower's officers and management at all reasonable times during regular business hours (and at any time when a Default or Event of Default exists and is continuing). The Borrower shall deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for the Borrower. The Borrower shall permit the Agent, in its discretion or at the direction of the Required Lenders to make copies of all of the Borrower's books and records, or require the Borrower to deliver such copies to the Agent, at any time when a Default or Event of Default exists, and at the Borrower's expense. The Borrower shall permit the Agent to use such of the Borrower's respective personnel, supplies, and Real Estate, if any, as may be reasonably necessary for maintaining or enforcing the Agent's Liens, without expense to the Agent. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

                  (b) The Borrower hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrower and a general description of the Borrower's business and may use the Borrower's name in advertising and other promotional material.

                  (c) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all materials, documents and information related to the Borrower, Kellstrom and Kellstrom's Subsidiaries, TIMCO and TIMCO' Subsidiaries, including TIMCO Distribution (collectively, the "Companies"), the business of the Companies, the Acquisition, and the Inventory Acquisition (collectively, the "Information") provided to the Agent or such Lender by or on behalf of the Borrower, under this Agreement, any other Loan Document or otherwise, except that such Information may be disclosed to the extent that such Information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Companies, provided that such source is not bound by a confidentiality agreement with the Companies known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (B) pursuant to subpoena or other court process; (C) when required to do- so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (G) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees in writing to keep such information confidential to the same extent required of the Agent and the Lenders hereunder and agrees that the Borrower, Kellstrom, its subsidiaries, TIMCO, and its subsidiaries, including TIMCO Distribution, are third party beneficiaries thereof; (H) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with the Agent or such Lender, and (I) to its Affiliates; provided, however, that in the event of any disclosure pursuant to clauses (A),
(B), (C) and (D) above, the Agent or such Lender shall notify, to the extent practicable and not prohibited under the circumstances, Kellstrom, TIMCO and the Bank on a timely basis prior to such disclosure so that a protective order or other appropriate remedy may be sought or a waiver of compliance with the provisions of this Section 6.6(c) may be granted.

              6.7 Intentionally Omitted.

              6.8 Lease Agreements. (a) All Lease Agreements used by the Borrower and KIAC with respect to the Engines shall be in form and substance satisfactory to the Agent, in its reasonable discretion.

                  (b) Prior to the execution of any Lease Agreement, there shall be marked in a plain, distinct, permanent and conspicuous manner that one single original Lease Agreement is the chattel paper original, and the Borrower shall cause all executed counterparts of such Lease Agreement to be marked as duplicate originals.

                  (c) No Lease Agreement (other than because of a default by the lessee under such Lease Agreement) shall terminate nor shall any amendment, modification, or consent be entered into with respect to a Lease Agreement that materially affects any of the Agent's rights under such Lease Agreement, unless the Agent consents to such amendment, modification or consent.

              6.9 Collection of Payments. (a) Until the Agent notifies the Borrower to the contrary, the Borrower shall make collection of all Accounts and other Collateral for the Agent, shall receive all payments as the Agent's trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into the Payment Account established for the account of the Borrower at the Bank, subject to a Blocked Account Agreement. All collections received in the Payment Account or directly by the Borrower or the Agent, and all funds in the Payment Account shall be subject to the Agent's sole control and withdrawals by the Borrower shall not be permitted. The Agent or the Agent's designee may, at any time after the occurrence of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Agent and of the Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to the Loan Account as a Loan. From time to time, the Agent, in its sole discretion, may establish a Reserve Amount in the account for the payment of KAV Payables, provided however that such Reserve Amount shall remain subject to the Agent's security interest and upon an Event of Default the Reserve Amount shall immediately be paid to Agent to be applied to reduce the Obligations.

                  (b) If sales, leases or exchanges of Inventory are made or services are rendered for cash, the Borrower shall immediately deliver to the Agent or deposit into a Payment

Account the cash which the Borrower receives, including, but not limited to any sales proceeds, lease payments or exchange fees received by the Borrower pursuant to the Consignment Agreement.

          (c) All payments received by the Agent in the Payment Account will be the Agent's sole property for its benefit and the benefit of the Lenders. All such payments received by the Agent by 12:00 noon on a Business Day will be credited to the Loan Account on such Business Day. All such payments received by the Agent after 12:00 noon on a Business Day will be credited to the Loan Account on the next succeeding Business Day; provided, however, that all such payments shall be deemed to be credited to the Loan Account immediately upon receipt for purposes of calculating the amount of interest accrued thereon solely for purposes of determining the amount of interest to be distributed by the Agent to the Lenders (but not the amount of interest payable by the Borrower).

     6.10 Inventory, Perpetual Inventory. The Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that to the best of Zivi Nedivi's (the President and CEO of Kellstrom) knowledge, all of the Inventory owned by the Borrower is and will be held for sale, lease or exchange by it or by KIAC pursuant to the Consignment Agreement, or to be furnished in connection with the rendition of services, in the ordinary course of the Borrower's business, and such Inventory is and will be fit for such purposes to the extent such Inventory is fit for such purposes on the Closing Date or is repaired, overhauled or otherwise improved after the Closing Date to render such Inventory fit for such purposes. The Borrower will keep its Inventory in Good Condition, except for damaged or defective goods arising in the ordinary course of the Borrower's business. Borrower will not, without the prior written consent of the Agent, acquire or accept any Inventory on consignment or approval. The Borrower agrees that all Inventory produced by the Borrower in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Borrower will maintain a perpetual inventory reporting system at all times. The Borrower will not, without the Agent's written consent, sell any Inventory on a sale and return or other repurchase or return basis.

     6.11 Documents, Instruments, and Chattel Paper. The Borrower represents and warrants to the Agent and the Lenders that (a) to the best of Zivi Nedivi's (the President and CEO of Kellstrom) knowledge, all documents, instruments, and Chattel Paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such documents, instruments, and Chattel Paper are and will be owned by the Borrower, free and clear of all Liens other than Permitted Liens.

     6.12 Right to Cure. The Agent may, in its discretion, and shall, at the direction of the Required Lenders, pay any amount or do any act required of the Borrower hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's Liens therein, and which the Borrower fails to pay or do, including payment of any judgment against the Borrower, any insurance premium, any warehouse charge, any finishing, repair, overhaul or processing charge, any landlord's or bailee's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this

Section 6.12 and all reasonable out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower's Loan Account as a Loan. Any payment made or other action taken by the Agent under this Section 6.12 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

     6.13 Power of Attorney. The Borrower hereby appoints the Agent and the Agent's designee as the Borrower's attorney, with power: (a) to endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession;
(b) to sign the Borrower's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; and (c) to do all things necessary to carry out this Agreement. The Borrower ratifies and approves all such acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

     6.14 The Agent's and Lenders' Rights Duties and Liabilities. The Borrower assumes all responsibility and liability arising from or relating to its use, sale, lease, exchange or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrower from any of the Obligations. The Agent may (but shall not be required to), and at the direction of the Required Lenders shall, without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and the Borrower.

     6.15 Site Visits, Observations and Testing. The Agent and its representatives will have the right at any reasonable time during normal business hours to enter and visit the Real Estate and any other place where any property of the Borrower is located for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate; provided, however, that with respect to property other than the Real Estate, the Borrower shall not be deemed to be under any obligation to provide sufficient access to such property to allow for the exercise of such right. The Agent is under no duty, however, to visit or observe the Real Estate or to conduct tests, and any such acts by the Agent will be solely for the purposes of protecting the Agent's Liens and preserving the Agent and the Lenders' rights under this Agreement. No site visit, observation or testing by the Agent and the Lenders will result in a waiver of any default of the Borrower or impose any liability on the Agent or the

Lenders. In no event will any site visit, observation or testing by the Agent be a representation that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law. Neither the Borrower nor any other party is entitled to rely on any site visit, observation or testing by the Agent. The Agent and the Lenders owe no duty of care to protect the Borrower or any other party against, or to inform the Borrower or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. The Agent shall disclose to the Borrower, or to any other party if so required by law, any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Agent. The Borrower understands and agrees that the Agent makes no warranty or representation to the Borrower or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Borrower also understands that depending on the results of any site visit, observation or testing by the Agent and disclosed to the Borrower, the Borrower may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by the Borrower without advice or assistance from the Agent. In each instance, the Agent will give the Borrower reasonable notice before entering the Real Estate or any other place the Agent is permitted to enter under this Section 6.15. The Agent will make reasonable efforts to avoid interfering with the Borrower's use of the Real Estate or any other property in exercising any rights provided hereunder.

                                   ARTICLE 7

                BOOKS AND RECORDS: FINANCIAL INFORMATION: NOTICES

     7.1 Books and Records. The Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received with respect to the Accounts, including but not limited to any payments received from KIAC pursuant to the Consignment Agreement; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

     7.2 Financial Information. The Borrower shall promptly furnish, or cause to be furnished, to the Agent and each Lender, all such financial information as the Borrower receives pursuant to the Consignment Agreement and all reports or other financial information generated by Borrower related to the Consignment Agreement and Inventory, if any including, but not limited to the following:

         (a) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of the Borrower, if any.

         (b) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by the Borrower with the Securities and Exchange Commission under the Exchange Act, and all reports, notices or statements sent or received by the Borrower to or from the holders of any equity interests of the Borrower (other than routine non-material correspondence sent by members of the Borrower to the Borrower).

         (c) As soon as available, but in any event not later than fifteen (15) days after the Borrower's receipt thereof, respectively, a copy of all management reports and management letters prepared for the Borrower, respectively, by any independent certified public accountants of the Borrower.

         (d) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Borrower makes available to its members.

         (e) Promptly after filing with the IRS, a copy of each tax return filed by the Borrower.

         (f) Such additional information available to the Borrower, or any Affiliate of the Borrower, as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Borrower or any Affiliate.

     7.3 Notices to the Lenders. The Borrower shall notify the Agent, the Security Trustee and the Lenders in writing of the following matters at the following times:

         (a) Immediately after becoming aware of any Default or Event of Default;

         (b) Immediately after becoming aware of the assertion by the holder of any membership unit of the Borrower or of any Debt in a face amount in excess of $100,000 that a default exists with respect thereto or that the Borrower is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

         (c) Immediately after becoming aware of any Material Adverse Effect;

         (d) Immediately after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

         (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrower in a manner which could reasonably be expected to have a Material Adverse Effect;

         (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Borrower which could reasonably be expected to have a Material Adverse Effect;

         (g) Immediately after receipt of any notice of any violation by the Borrower of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that the Borrower is not in compliance with any Environmental Law or is investigating the Borrower's compliance therewith:

         (h) Immediately after receipt of any written notice that the Borrower is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Borrower is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant;

         (i) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of the Borrower;

         (j) Any change in the Borrower's name, state of organization, or form of organization, trade names under which the Borrower will sell, lease and exchange Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

         (k) Within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

         (l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, if any, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by the Borrower or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, if any, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan of either the Borrower or any ERISA Affiliate, if any;

         (m) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401 (a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

         (n) Within three (3) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase the Borrower's annual costs with respect thereto by an amount in excess of $200,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which the Borrower or any ERISA Affiliate was not previously contributing; or (ii) any failure by the Borrower or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment;

         (o) Within three (3) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multiemployer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan; or

         (p) Upon receipt, any material notices received by the Borrower, or when delivered, any notices to be delivered by the Borrower, pursuant to the Cooperation Agreement, the Inventory Purchase Agreement (including any claims for indemnification thereunder), the PCRA and the Consignment Agreement.

For the purposes of this Section 7.3, the phrase "becoming aware" means that any Responsible Officer of the Borrower receives personal knowledge of the relevant fact. Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrower, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

                                   ARTICLE 8

                     GENERAL WARRANTIES AND REPRESENTATIONS

         The Borrower warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Required Lenders in writing:

     8.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. The Borrower has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. The Borrower has taken all necessary action (including obtaining approval of its members if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms without defense, setoff or counterclaim except as the enforceability of the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles affecting enforcement of creditors' rights generally. The Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in, or require the creation or imposition of any Lien upon the property of the Borrower or any of its Affiliates by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which the Borrower is a party or which is binding upon it the breach of which could reasonably be expected to have a Material Adverse Effect; (b) any Requirement of Law applicable to the Borrower, or (c) the certificate of formation or Operating Agreement of the Borrower.

     8.2 Validity and Priority of Security Interest. The provisions of this Agreement, the Engine Mortgage and any related Mortgage Supplements and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for those Liens identified in clause (c) of the definition of Permitted Liens securing all the Obligations, and enforceable against the Borrower and all third parties.

     8.3 Organization and Qualification. The Borrower (a) is duly organized and validly existing in good standing under the laws of the state of its organization, (b) is qualified to do business as a foreign organization and is in good standing in the jurisdictions set forth on Schedule 8.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business, except for jurisdictions in which the failure to do so could not reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and to own its property.

     8.4 Corporate Name, Prior Transactions. Except as set forth on Schedule 8.4, the Borrower has not, during the past five (5) years, been known by or used any other organizational or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

     8.5  Subsidiaries and Affiliates. The Borrower has no Subsidiaries.

     8.6  Intentionally Omitted.

     8.7 Capitalization. The Borrower's authorized membership interests consist of 1000 membership units owned beneficially and of record in equal amounts by TIMCO and Kellstrom.

     8.8  Intentionally Omitted.

     8.9 Debt. After giving effect to the making of the Loans to be made on the Closing Date, the Borrower has no Debt, except (a) the Obligations, (b) the Subordinated Notes, and (c) the Debt expressly made subordinate to the Obligations pursuant to the Subordination Agreement.

     8.10 Distributions. No Distribution has been declared, paid, or made upon or in respect of any membership unit of the Borrower.

     8.11 Title to Property. The Borrower has good, indefeasible, and merchantable title to all of its personal property, free of all Liens except Permitted Liens.

     8.12 Real Estate, Leases. Schedule 8.12 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by the Borrower, all leases and subleases of real or personal property held by the Borrower as lessee or sublessee and all leases and subleases of real or personal property held by the Borrower as lessor, or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists.

     8.13 Proprietary Rights. Schedule 8.13 sets forth a correct and complete list of all of the Borrower's Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 8.13. To the best of the Borrower's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on Schedule 8.13 constitute all of the property of such type necessary to the current and anticipated future conduct of the Borrower's business.

     8.14 Trade Names. All trade names or styles under which the Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 8.14.

     8.15 Litigation. Except as set forth on Schedule 8.15, there is no pending, or to the best of the Borrower's knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of the Borrower's knowledge investigation by any Governmental Authority, or any basis for any of the foregoing, which seeks to enjoin, restrain, prohibit or obtain damages in respect of the Transaction, or that, in the Agent's judgment, could reasonably be expected to have a Material Adverse Effect.

     8.16 Restrictive Agreements. Neither the Borrower nor any of its Affiliates is a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects such Person's ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which could reasonably be expected to cause a Material Adverse Effect.

     8.17 Labor Disputes. Except as set forth on Schedule 8.17, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrower, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or for any similar purpose, and (d) there is no pending or (to the best of the Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrower or their employees.

     8.18 Environmental Laws. Except as otherwise disclosed on Schedule 8.18:

          (a) The Borrower has complied in all material respects with all Environmental Laws and neither the Borrower nor any of its presently owned real property or presently conducted operations, nor its previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private

Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

          (b) The Borrower has obtained all material permits necessary for its current operations under Environmental Laws, and all such permits are in good standing and the Borrower is in compliance with all material terms and conditions of such permits.

          (c) The Borrower has not, nor, to the best of the Borrower's knowledge, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste.

          (d) The Borrower has not received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

          (e) To the best of the Borrower's knowledge, none of the present or past operations of the Borrower is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

          (f) There is not now, nor to the best of the Borrower's knowledge has there ever been on or in the Real Estate:

              (i)   any underground storage tanks or surface impoundments,

              (ii)  any asbestos-containing material, or

              (iii) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

          (g) The Borrower has not filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

          (h) The Borrower has not entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on the Borrower with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

          (i) None of the products manufactured, distributed or sold by the Borrower contain asbestos containing material.

          (j) No Environmental Lien has attached to the Real Estate.

     8.19 No Violation of Law. Neither the Borrower nor any of its Affiliates is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

     8.20 Intentionally Omitted.

     8.21 ERISA Compliance. Except as specifically disclosed in Schedule 8.21:

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received, or will apply for, when permitted by the IRS, a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan,

          (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     8.22 Taxes. The Borrower has filed all federal and other tax returns and reports required to be filed, and has paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien.

     8.23 Regulated Entities. Neither the Borrower nor any Person controlling the Borrower, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

         8.24 Use of Proceeds, Margin Regulations. The Borrower is not engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         8.25 Copyrights, Patents, Trademarks and Licenses, etc. The Borrower owns or is licensed or otherwise has the right to use all Proprietary Rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         8.26 Intentionally Omitted.

         8.27 Full Disclosure. None of the representations or warranties made by the Borrower in the Loan Documents (or to the best knowledge of the Borrower, made by TIMCO Distribution or TIMCO in the Inventory Purchase Agreement) as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Affiliate in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         8.28 Material Agreements. Schedule 8.28 hereto sets forth as of the Closing Date all material agreements and contracts to which the Borrower is a party or is bound as of the date hereof.

         8.29 Bank Accounts. Schedule 8.29 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by the Borrower with any bank or other financial institution.

         8.30 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document.

         8.31 Federal Tax Identification Number. The Borrower's federal tax identification number is set forth on Schedule 8.31 hereto.

                                    ARTICLE 9

                       AFFIRMATIVE AND NEGATIVE COVENANTS

             The Borrower covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

         9.1 Taxes and Other Obligations. The Borrower shall (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, so long as the Borrower has notified the Agent in writing, the Borrower shall not need to pay any tax, fee, assessment, governmental charge or other claim, that
(i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) for which the Borrower has established proper reserves as provided in GAAP, and (iii) no Lien (other than a Permitted Lien) results from such non-payment.

         9.2 Existence and Good Standing. The Borrower shall maintain its existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

         9.3 Compliance with Law and Agreements Maintenance of Licenses. The Borrower shall comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect). The Borrower shall obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. The Borrower shall not modify, amend or alter its articles of organization other than in a manner which does not adversely affect the rights of the Lenders or the Agent with respect to the Loans.

         9.4 Maintenance of Property. The Borrower shall maintain all of its property necessary and useful in the conduct of its business, in Good Condition, ordinary wear and tear excepted.

         9.5 Insurance.

             (a) The Borrower shall at all times maintain, or cause to be maintained, insurance (or cause insurance to be maintained) on the Inventory and Equipment against loss or damage by fire, theft (excluding theft by employees, if any), burglary, pilferage, loss in transit and such other hazards as are specified in the Engine Mortgage or as the Agent shall reasonably specify, in amounts not to exceed those obtainable at commercially reasonable rates and under policies issued by insurers acceptable to the Agent in the exercise of its reasonable judgment. All premiums on such insurance shall be paid as provided in the Consignment Agreement and the Engine Mortgage and copies of the policies shall be delivered to the Agent. The Borrower will not use or permit the Inventory or Equipment to be used in any manner which might render inapplicable any insurance coverage.

         (b) All insurance policies required under Section 9.5(a) shall name the Agent, for the benefit of the Lenders, as an additional insured and shall contain loss payable clauses in the form submitted to the Borrower by the Agent, or otherwise in form and substance satisfactory to the Agent, naming the Agent, for the benefit of the Lenders, as loss payee, as its interests may appear, and providing that

             (i) the Inventory shall be insured pursuant to the terms of the Consignment Agreement.

             (ii) all proceeds thereunder shall be payable to the Agent, for the benefit of the Lenders less any commissions due under the Consignment Agreement,

             (iii) no such insurance shall be affected by any act or neglect of the insurer or owner of the property described in such policy, and

             (iv) such policy and loss payable clauses may be canceled, amended or terminated only upon at least 30 days prior written notice given to the Agent.

         (c) Any proceeds of insurance referred to in this Section 9.5 which are paid to the Agent, for the account of the Lenders, shall be applied to the payment or prepayment of the Obligations.

     The Borrower shall maintain, or cause to be maintained, in addition to the coverage required above and in the Engine Mortgage, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by any Requirement of Law, and from time to time deliver to the Agent or any Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby

     9.6 Condemnation. (a) The Borrower shall, immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of its property, notify the Agent of the pendency of such proceeding, and agrees that the Agent may participate in any such proceeding, and the Borrower from time to time will deliver to the Agent all instruments reasonably requested by the Agent to permit such participation.

         (b) The Agent is hereby authorized to collect the proceeds of any condemnation claim or award directly, and to apply such proceeds to the payment or prepayment of the Obligations, subject to any reimbursement obligations to KIAC pursuant to the Consignment Agreement.

         9.7 Environmental Laws. (a) The Borrower shall conduct its business in compliance with all material Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. The Borrower shall take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

              (b) Without limiting the generality of the foregoing, the Borrower shall submit to the Agent and the Lenders annually, an update of the status of each environmental compliance or liability issue. The Agent or any Lender may request copies of technical reports prepared by the Borrower and its communications with any Governmental Authority to determine whether the Borrower is proceeding reasonably to correct, cure or contest in good faith any alleged noncompliance or environmental liability. The Borrower shall, at the Agent's or the Required Lenders' request and at the Borrower's expense, (i) retain an independent environmental engineer acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall change in any material respect.

         9.8 Compliance with ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         9.9 Mergers, Consolidations or Sales. The Borrower shall not enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except for sales, leases or exchanges of Inventory in the ordinary course of its business in accordance with the terms hereof and the Consignment Agreement. The inclusion of proceeds in the definition of Collateral shall not be deemed to constitute the Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

         9.10 Distributions; Capital Change; Restricted Investments. The Borrower shall not (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, (b) make any change in its capital structure or (c) make any Restricted Investment. The Borrower shall not effect any purchase of any membership units from either of TIMCO or Kellstrom.

         9.11 Transactions Affecting Collateral or Obligations. The Borrower shall not enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

         9.12 Guaranties. The Borrower shall not make, issue, or become liable on any Guaranty.

         9.13 Debt. The Borrower shall not incur or maintain any Debt, other than: (a) the Obligations, (b) the Subordinated Notes, and (c) the Debt expressly made subordinate to the Obligations pursuant to the Subordination Agreement.

         9.14 Prepayment. The Borrower shall not voluntarily prepay any Debt, except the Obligations in accordance with the terms of this Agreement.

         9.15 Transactions with Affiliates. Except as set forth below and except as expressly set forth in the Consignment Agreement, the Borrower shall not, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, while no Event of Default has occurred and is continuing, the Borrower may engage in transactions with Affiliates in the ordinary course of business, in amounts and upon terms fully disclosed to the Agent and the Lenders, and no less favorable to the Borrower than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate.

         9.16 Investment Banking and Finder's Fees. The Borrower shall not pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement, except as disclosed to the Agent in writing prior to the Closing Date. The Borrower shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that the Borrower is obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

         9.17 Use of Proceeds. The Borrower shall not use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock,
(b) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         9.18 Business Conducted. The Borrower shall not engage directly or indirectly, in any line of business other than the businesses in which the Borrower is engaged on the Closing Date.

         9.19 Liens. The Borrower shall not create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by it, except Permitted Liens.

     9.20 Sale and Leaseback Transactions. The Borrower shall not, directly or indirectly, enter into any arrangement with any Person providing for the Borrower to lease or rent property that the Borrower has sold or will sell or otherwise transfer to such Person.

     9.21 Subsidiaries. The Borrower shall not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary.


     9.22 Fiscal Year. The Borrower shall not change its Fiscal Year.

     9.23 Capital Expenditures and Operating Leases, Purchase of Real Estate and Equipment. The Borrower shall not (a) make or incur any Capital Expenditures,
(b) enter into, or suffer to exist, any lease of real or personal property as lessee or sublessee or (c) purchase any Real Estate or Equipment.

     9.24 Further Assurances. The Borrower shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, in good faith request to carry out the terns and conditions of this Agreement and the other Loan Documents.

     9.25 Intentionally Omitted.

     9.26 Intentionally Omitted.

     9.27 Payment of KAV Payables. The Borrower shall submit to Agent documentation of the KAV Payables with a letter authorizing and requesting the payment of the KAV Payables. All payment of the KAV Payables shall be subject to the Agent's sole discretion and paid from the Reserve Amount.

     9.28 Amendment, Termination or Waiver of the Acquisition Documents. Except as otherwise expressly provided for herein, the Borrower shall not permit, or cause to be permitted, any amendment or termination of, or material waiver with respect to the Acquisition Documents without the Required Lenders' prior written consent thereto.

     9.29 Syndication. The Borrower shall cooperate fully with the Agent and the Syndication Agent through meetings with and providing requested information to prospective assignees of the Commitments, and in such other matters as the Agent and the Syndication Agent may reasonably request, in connection with the syndication of the Commitments.

                                   ARTICLE 10

                              CONDITIONS OF LENDING

     10.1 Conditions Precedent. The effectiveness of this Agreement on the Closing Date is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

     (a) This Agreement and the other Loan Documents shall have been executed by each party thereto and the Borrower shall have performed and complied with all covenants, agreements and conditions contained herein and in the other Loan Documents which are required to be performed or complied with by the Borrower before or on the Closing Date.

     (b) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

     (c) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made on such date.

     (d) The Agent and the Lenders shall have received such opinions of counsel for the Borrower as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance reasonably satisfactory to the Agent, the Lenders, and their respective counsel.

     (e) The Agent shall have received a duly executed acknowledgment of KIAC, as consignee, and of any other bailees or consignees with respect to the Inventory, of the Agent's Lien in the Inventory, in form and substance reasonably satisfactory to the Agent.

     (f)   The Agent shall have received:

           (i) in the Agent's discretion, either acknowledgment copies of proper financing statements, duly filed on or before the Closing Date, or executed copies of financing statements in a form proper for filing, in either case under the Uniform Commercial Code, of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Lien, including, but not limited to any such filings relating to the Agent's Lien in the Inventory held by KIAC as consignee under the Consignment Agreement or any other bailees or consignees with respect to the Inventory, and all such filings deemed necessary or advisable to protect and preserve the Borrower's right, title and interest in and to the Inventory under the Consignment Agreement; and

           (ii) such other agreements, certificates, instruments and other documents as the Agent or any Lender may reasonably request, in form and substance reasonably satisfactory to the Agent and the Lenders.

     (g) All fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby shall be treated as KAV Payables.

     (h) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement, the Engine Mortgages and the Consignment Agreement.

     (i) The Agent shall have received from KIAC, as consignee under the Consignment Agreement, valid executed documents exempting the Borrower from the application of any sales tax or similar taxes in the State of Florida, in form and substance reasonably satisfactory to the Agent.

     (j) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

     (k)   Intentionally Omitted.

     (l)   Intentionally Omitted.

     (m) There shall exist no action, suit, investigation, litigation, or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality seeking to enjoin, restrain, prohibit or to obtain damages in respect of the Transaction, or that in the Agent's good faith judgment (i) could reasonably be expected to have a Material Adverse Effect,
(ii) could reasonably be expected to result in a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Kellstrom, or (iii) could reasonably be expected to materially and adversely affect the Transaction.

     (n)   Intentionally Omitted.

     (o) All governmental and third party consents and approvals necessary or appropriate, in the Agent's reasonable discretion, in connection with the Transaction shall have been obtained by Borrower, Kellstrom, TIMCO and TIMCO Distribution.

     (p)   Intentionally Omitted.

     (q) On the Closing Date, Kellstrom and TIMCO shall each own fifty percent (50%) of the membership interests in the Borrower, subject to the relative rights set forth in the Operating Agreement.

     (r)   Intentionally Omitted.

     (s)   Intentionally Omitted.

     Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 10.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 10.1, and (iii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

     (t)   Intentionally Omitted.

                                   ARTICLE 11

                                DEFAULT; REMEDIES

     11.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

           (a) any failure by the Borrower to pay the principal of or interest on any Loan when due, whether upon demand, at maturity or otherwise;

           (b) any failure by the Borrower to pay any other Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise and such failure shall continue for more than three (3) Business Days after written notice has been given to the Borrower by the Agent;

           (c) any material representation or warranty made or deemed made by the Borrower in this Agreement or by the Borrower in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

           (d) any default shall occur in the observance or performance of any of the covenants and agreements contained in:

                 (i)   Articles 6 and 7 and Sections 9.1, 9.2, 9.3, 9.9, 9.10,
9.11, 9.12, 9.13, 9.14, 9.15, 9.16, 9.17, 9.18, 9.19, 9.20, 9.21, 9.23, 9.27 and
9.28 of this Agreement;

                 (ii) Article 9 (other than the sections thereof referenced in clause (i) above) and such default shall continue for a period of ten (10) days after the earlier of (A) the date on which a Manager becomes aware of such default or (B) written notice thereof has been given to the Borrower by the Agent; or

                 (iii) any other provision of this Agreement and such default shall continue for a period of thirty (30) days after the earlier of (A) the date on which a Manager becomes aware of such default or (B) written notice thereof has been given to the Borrower by the Agent;

           (e) Any material provision of any of the Subordination Agreement shall not be enforceable, except as the enforceability of the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles affecting enforcement of creditors' rights generally or Kellstrom or TIMCO shall challenge the validity and binding effect of any material provision of the Subordination Agreement after delivery thereof or shall state its intention to make such a challenge in writing, or either Kellstrom or TIMCO seek to exercise any rights under or with respect to the Debt or Lien subordinated to the Obligations and the Agent's Liens pursuant to the Subordination Agreement;

         (f) either Borrower or KIAC or any of KIAC's Subsidiaries to which its rights under the Consignment Agreement have been assigned shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

         (g) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of the Borrower or KIAC or any of KIAC's Subsidiaries to which its rights under the Consignment Agreement have been assigned or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and not dismissed within sixty (60) days;

         (h) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for the Borrower or KIAC or any of KIAC's Subsidiaries to which its rights under the Consignment Agreement have been assigned or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of the Borrower or KIAC or any of KIAC's Subsidiaries to which its rights under the Consignment Agreement have been assigned and not dismissed within sixty (60) days;

         (i) the Borrower shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof,

         (j) all or any material part of the property of the Borrower shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of the Borrower shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

         (k) any guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

         (l) one or more judgments, orders, decrees or arbitration awards is entered against the Borrower involv ing in the aggregate liability as to any single or related or unrelated series of transactions, incidents or conditions, of $200,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

         (m) any loss, theft, damage or destruction of any item or items of Collateral or other property of the Borrower occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

         (n)   there occurs a Material Adverse Effect;

         (o) there is filed against the Borrower any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and
(ii) could reasonably be expected to result in (A) the confiscation or forfeiture of any material portion of the Collateral or (B) a Material Adverse Effect;

         (p) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

         (q) (i) an ERISA Event shall occur with respect to a pension plan or multiemployer plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the pension plan, multi-employer plan or the PBGC in an aggregate amount in excess of $200,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $200,000; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $200,000;

         (r) there occurs a Change of Control which is not consented to by Agent;

         (s) any Event of Default or Termination Event shall occur under the Consignment Agreement; or

         (t) any event of default under any Loan Document (other than this Agreement) shall occur or any party thereto (other than the Agent or the Lenders) shall default in the performance or observance of any term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by any party thereto (other than the Agent or the Lenders) under, any Loan Document (other than this Agreement); provided, however, that no event of default under any Loan Document (other than this Agreement) shall be deemed to have occurred until any notice required under such Loan Document has been given any grace period granted under such Loan Document has expired.

    11.2 Remedies. (a) If an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower, appoint an independent third party to oversee the consignment arrangement provided for in the Consignment Agreement, which third party shall have all rights of inspection granted to the Agent hereunder and any other inspection rights necessary and appropriate to enable such third party to effectively oversee such consignment arrangement. The Borrower shall cooperate fully with any third party appointed pursuant to the foregoing clause. If an Event of Default exists, the Agent shall, at the direction of the Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrower: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 11.1(f), 11.1(g), 11.1(h), or 11.1(i), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (C) pursue its other rights and remedies under the Loan Documents (including, without limitation, the Consignment Agreement) and applicable law.

         (b) In addition to any other rights and remedies available to the Agent hereunder: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the Borrower's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower shall, upon the Agent's demand, at the Borrower's cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale; (iv) the Agent may settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Required Lenders, as applicable; shall consider advisable; (v) the Agent may instruct the Security Trustee to exercise its rights, powers and authorities relating to enforcement (including the appointment of a receiver) under the Foreign Security Documents; and (vi) the Agent may exercise any rights of the Borrower under the Consignment Agreement and any other Acquisition Document to which the Borrower is a party. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith; whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Borrower's address specified in or pursuant to
Section 15.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, and all other Proprietary Rights, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Agent will return any excess to the Borrower and the Borrower shall remain liable for any deficiency.

                (c) The Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

                                   ARTICLE 12

                              TERM AND TERMINATION

         12.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date. The Agent upon direction from the Required Lenders may terminate this Agreement without notice upon the occurrence and during the continuation of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest) shall become immediately due and payable. Notwithstanding the termination of this Agreement; until all Obligations are indefeasibly paid and performed in full in cash, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                   ARTICLE 13

           AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

         13.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement, any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower and acknowledged by the Agent, do any of the following:

         (a)    increase or extend the Commitment of any Lender;

         (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

            (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

            (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

            (e) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

            (f) release Collateral other than as permitted by Section 14.12; or

            (g) change the definition of "Required Lenders";

provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

     13.2 Assignments; Participations. (a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld or delayed), and, as long as no Default or Event of Default has occurred and is continuing, with the written consent of the Borrower (which consent shall not be unreasonably withheld or delayed), assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $5,000,000); provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit D ("Assignment and Acceptance"), and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,000.

            (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto); provided, however, that the assignor Lender shall not relinquish its rights under Sections
5.2 and 15.11 of this Agreement or its obligations under Section 14.7 of this Agreement, in either case, to the extent such rights and obligations related to the time prior to the effective date of such Assignment and Acceptance.

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability; genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Borrower to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or Kellstrom or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the, terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) Immediately upon satisfaction of the requirements of Section 13.2(04), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

     (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan

Document, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

          (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                   ARTICLE 14

                       THE AGENT AND THE SECURITY TRUSTEE

     14.1 Appointment and Authorization. Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 14. The provisions of this
Article 14 are solely for the benefit of the Agent and the Lenders, and the Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan. Documents, including (a) the making of Agent Advances pursuant to Section 2.2(i), and (b) the exercise of remedies pursuant to Section 11.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

     14.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

     14.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Affiliates.

     14.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 13.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     14.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 11; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     14.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or its Affiliates which may come into the possession of any of the Agent-Related Persons.

     14.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in Section 15.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     14.8 Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Bank or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

     14.9 Successor Agent. The Agent may resign as Agent upon five (5) days notice to the Lenders and the Borrower, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. If the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     14.10 Withholding Tax. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

             (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

             (ii) if such Lender claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

             (iii) such other form or forms as may be required, under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

           Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

           (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

           (c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

           (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

           (e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

     14.11 Lender Acknowledgment. Each Lender acknowledges that the Bank is agent and lender under Kellstrom's senior credit facility, and, as a result of the relationship between Kellstrom and the Borrower, the Bank, in its as agent and a lender under Kellstrom's senior credit facility, may have interests and obligations that may be adverse to those of the Lenders.

     14.12 Collateral Matters. (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Loans (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of by the Borrower pursuant to Section 9.9; (iii) constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the

Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $500,000 during any one year period without the prior written authorization of the Lenders. Upon request by the Agent or the Borrower at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 14.12.

           (b) Upon receipt by the Agent of any authorization required pursuant to Section 14.12(a) from the Lenders of the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

           (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

     14.13 Restrictions on Actions by Lenders, Sharing of Payments. (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrower or any accounts of the Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrower, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

           (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     14.14 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

     14.15 Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Loans or otherwise.

     14.16 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

     14.17 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

           (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Agent;

           (b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

           (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Borrower and will rely significantly upon the Borrower's books and records, as well as on representations of the Borrower's personnel;

           (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its Participants, or use any Report in any other manner; and

           (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

     14.18 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

     14.19 Appraisals; Disclaimer by Lenders. By signing this Agreement, each
Lender:

           (a) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Appraisal, or (ii) shall be liable for any information contained in any Appraisal;

           (b) agrees to keep all Appraisals confidential and strictly for its internal use, and not to distribute except to its Participants, or use any Appraisal in any other manner; and

           (c) without limiting the generality of any other indemnification provision contained in this Agreement,' agrees: (i) to hold the Agent and any such other Lender preparing, or assisting in the preparation of, an Appraisal harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Appraisal in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing, or assisting in the preparation of, an Appraisal harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing, or assisting in the preparation of, an Appraisal as the direct or indirect result of any third parties who might obtain all or part of any Appraisal through the indemnifying Lender.

     14.20 Syndication Agent. Each of the parties to this Agreement acknowledges that, other than any rights and duties explicitly assigned to the Syndication Agent under this Agreement, the Syndication Agent has no obligations hereunder and shall not be responsible or accountable to any other party hereto for any action or failure to act hereunder.

     14.21 Security Trustee. Each Lender hereby appoints the Security Trustee to act as its trustee under and in relation to the Foreign Security Documents pursuant to this Agreement and to hold the Trust Property as trustee for the Lenders on the trusts and other terms contained in the Foreign Security Documents and each Lender hereby irrevocably authorizes the Security Trustee to exercise such rights, powers and discretions as are specifically delegated to the Security Trustee by the terms of the Foreign Security Documents together with all such rights, powers and discretions as are reasonably incidental thereto.

     14.22 Successor Security Trustee. The Security Trustee may resign its appointment under any of this Agreement or the Foreign Security Documents upon five (5) days notice to the Lenders and the Borrower, such resignation to be effective upon the acceptance of a successor security trustee to its appointment as Security Trustee and upon all necessary documents having been entered into to ensure that the benefit of the Foreign Security Documents is held by such successor. In the event the Bank sells all of its Commitment and Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Security Trustee and such purchaser or transferee shall become the successor Security Trustee hereunder. If the Security Trustee resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor security trustee for the Lenders. If no successor security trustee is appointed prior to the effective date of the resignation of the Security Trustee, the Security Trustee may appoint, after consulting with the Lenders and the Borrower, a successor security trustee from among the Lenders. Upon the acceptance of its appointment as successor security trustee hereunder, such successor security trustee shall succeed to all the rights, powers and duties of the retiring Security Trustee and the term "Security Trustee" shall mean such successor security trustee and the retiring Security Trustee's appointment, powers and duties as Security Trustee shall be terminated. After any retiring Security Trustee's resignation "hereunder as Security Trustee, the provisions of this Article 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Security Trustee under this Agreement. The retiring Security Trustee shall make available to its successor such documents and records and provide such assistance as the successor may reasonably request for the purpose of performing its functions under this Agreement and the Foreign Security Documents. Notwithstanding any provision to the contrary, the Security Trustee shall not be obligated to disclose to any person any confidential or other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or fiduciary duty.

     14.23 Protection of Security Trustee. The benefits conferred on the Agent pursuant to this Article 14 regarding rights to indemnification and the exercise of its rights, powers, authorizations, discretions, duties and responsibilities pursuant to this Agreement and any other Loan Document shall also be conferred, where appropriate, on the Security Trustee in relation to this Agreement and the Foreign Security Documents and references to the Agent in this Article 14 shall be read and construed as references to the Agent and/or the Security Trustee accordingly.

                                   ARTICLE 15

                                  MISCELLANEOUS

     15.1 No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrower of any provision of this Agreement, except to the extent specified in such waiver. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

     15.2 Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     15.3 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver. (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE' RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED, THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF GEORGIA; PROVIDED THAT THE AGENT, THE SYNDICATION AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

           (b) ANY LEGAL ACT10N OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENT, THE SYNDICATION AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS

PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE AGENT, THE SYNDICATION AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (i) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

         (c) THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 15.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE
(5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

         (d) THE BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH IT HAS UNDER CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING THE AGENT OR ANY LENDER, OR THE SUCCESSORS AND ASSIGNS OF THE AGENT OR SUCH LENDER, TO POSSESSION OF THE COLLATERAL UPON AN EVENT OF DEFAULT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT LIMITING ANY OTHER RIGHT WHICH THE AGENT OR THE LENDERS MAY HAVE, THE BORROWER CONSENTS THAT IF THE AGENT OR ANY LENDER FILES A PETITION FOR AN IMMEDIATE WRIT OF POSSESSION IN COMPLIANCE WITH SECTIONS 44-14-261 AND 44-14-262 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW, AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION IN ACCORDANCE WITH CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND AS OTHERWISE REQUIRED BY SECTION 44-14-263 OF THE

OFFICIAL CODE OF GEORGIA OR BY ANY SIMILAR PROVISION UNDER APPLICABLE LAW. THE BORROWER HEREBY ACKNOWLEDGES THAT IT HAS READ AND FULLY UNDERSTANDS THE TERMS OF THIS WAIVER AND THE EFFECT HEREOF.

          15.3.2 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER, THE LENDERS, THE AGENT, AND THE SYNDICATION AGENT, EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE LENDERS, THE SYNDICATION AGENT AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     15.4 Survival of Representations and Warranties. All of the Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

     15.5 Other Security and Guaranties. The Agent may, without notice or demand and without affecting the Borrower's obligations hereunder, from time to time:
(a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

     15.6 Fees and Expenses. The Borrower agrees to pay, or cause to be paid, to the Agent, the Security Trustee and the Syndication Agent, for their benefit, on demand, all reasonable out-of-pocket costs and expenses that the Agent, the Security Trustee and the Syndication Agent pay or incur in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Engine Mortgage and any related Mortgage Supplements, filing financing. statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent, the Security Trustee and the Syndication Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Borrower's operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each agent or employee of the Agent with respect to each field examination or audit); (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Payment Account; (h) costs and expenses of preserving and protecting the Collateral; and
(i) costs and expenses (including Attorney Costs) paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent, the Security Trustee, the Syndication Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses may be charged to the Borrower's Loan Account as Loans as described in Section 4.5.

          The Borrower further agrees to pay or reimburse, or cause to be paid or reimbursed, upon written demand all out-of-pocket costs and expenses incurred by the Agent, the Security Trustee, the Syndication Agent and the Lenders, including, without limitation, the reasonable fees and disbursements of counsel, experts and other consultants to the Agent, the Security Trustee, the Syndication Agent and any Lender, in connection with (a) any Default or Event of Default or any modification, amendment, waiver, restructuring or forbearance with respect to any of the Loan Documents in connection with such Default or Event of Default, and (b) any actions taken to obtain payment of the Obligations, enforce the security interests created hereunder, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents.

     15.7 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service,
(b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

                  If to the Agent or to the Bank:

                  Bank of America, N.A.
                  600 Peachtree Street, 5th Floor
                  Atlanta, Georgia 30308
                  Attention: Walter T. Shellman
                  Telecopy No.: (404) 607-6642

                  with copies to:

                  Paul, Hastings, Janofsky & Walker LLP
                  Bank of America Plaza
                  Suite 2400
                  600 Peachtree Street
                  Atlanta, Georgia 30308
                  Attention: Jesse H. Austin, III, Esq.
                  Telecopy No. (404) 815-2424

                  If to the Borrower:

                  KAV Inventory, LLC
                  C/O Kellstrom Industries, Inc.
                  3701 Flamingo Road
                  Miramar, FL 33027
                  Attention: Manager
                  Facsimile: (954) 538-7669

                  and

                  KAV Inventory, LLC
                  C/O Timco Aviation Services, Inc.
                  623 Radar Road
                  Greensboro, NC 27410
                  Attention: Roy T. Rimmer, Jr.
                  Facsimile: (336) 664-0339

                  with copies to:

                  Akerman, Senterfitt & Eidson, P.A.
                  350 East Las Olas Blvd.
                  Suite 1600
                  Ft. Lauderdale, Florida 33301
                  Attention: Bruce March, Esq.
                  Telecopy No. (954) 463-2224
           and

           Boyar & Miller, P.C.
           4265 San Felipe, Suite 1200
           Houston, Texas 77027
           Attention: J. William Boyar
           Telecopy No.: (713) 552-1758

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     15.8 Waiver of Notices. Unless otherwise expressly provided herein, the Borrower waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Agent or any Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

     15.9 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and permitted assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

     15.10 Indemnity of the Agent, the Syndication Agent, the Security Trustee and the Lenders by the Borrower. (a) The Borrower agrees to defend, indemnify and hold the Agent-Related Persons, the Security Trustee, the Syndication Agent and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or the Security Trustee or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     (b) The Borrower agrees to indemnify, defend and hold harmless the Agent, the Security Trustee, the Syndication Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to the Borrower's operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or operations or property leased to the Borrower. The indemnity includes but is not limited to Attorney Costs. The indemnity extends to the Agent, the Security Trustee, the Syndication Agent and the Lenders, their parents, Affiliates, Subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

     15.10.2 Limitation of Liability. NO CLAIM MAY BE MADE BY THE BORROWER, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, THE SYNDICATION AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, OFFICERS, EMPLOYEES, OR AGENTS OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE BORROWER AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

     15.11 Final Agreement. This Agreement and the other Loan Documents are intended by the Borrower, the Agent, the Syndication Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of each of the Agent, the Syndication Agent and the requisite Lenders.

     15.12 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, the Syndication Agent, each Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     15.13 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

     15.14 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                "BORROWER"

                                KAV Inventory, LLC, a limited liability company organized under the laws of the State of Delaware

                                By:   /s/ Roy T. Rimmer, Jr.
                                   ---------------------------------------------
                                Name: Roy T. Rimmer, Jr.
                                Title: Manager

                                By:   /s/ Gil West
                                   ---------------------------------------------
                                Name: Gil West
                                Title: Manager

                                By:   /s/ Zivi Nedivi
                                   ---------------------------------------------
                                Name: Zivi Nedivi
                                Title: Manager

                                By:   /s/ Oscar Torres
                                   ---------------------------------------------
                                Name: Oscar Torres
                                Title: Manager

                                "AGENT" and "SECURITY TRUSTEE"

                                Bank of America, N.A., as the Agent and Security Trustee

                                By:   /s/
                                   ---------------------------------------------
                                Name:___________________________________________
                                Title:__________________________________________

                                "SYNDICATION AGENT"

                                Bank of America, N.A, as the Syndication Agent

                                By:   /s/
                                   ---------------------------------------------
                                Name:___________________________________________
                                Title:__________________________________________

                                "LENDERS"

                                Bank of America, N.A., as a Lender

                                By:   /s/
                                   ---------------------------------------------
                                Name:___________________________________________
                                Title:__________________________________________

Commitment: $56,511,044.02
Pro Rata Share:   100%
                ---------

                             EXHIBITS AND SCHEDULES

EXHIBIT D - FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

SCHEDULE 6.3 - LOCATION OF COLLATERAL

SCHEDULE 8.3 - ORGANIZATION AND QUALIFICATIONS

SCHEDULE 8.4 - CORPORATE NAMES; PRIOR TRANSACTIONS

SCHEDULE-8.12 - REAL ESTATE; LEASES

SCHEDULE 8.13 - PROPRIETARY RIGHTS

SCHEDULE 8.14 - TRADE NAMES

SCHEDULE 8.15 - LITIGATION

SCHEDULE 8.17 - LABOR DISPUTES

SCHEDULE 8.18 - ENVIRONMENTAL LAWS

SCHEDULE 8.21 - ERISA COMPLIANCE

SCHEDULE 8.28 - MATERIAL AGREEMENTS

SCHEDULE 8.29 - BANK ACCOUNTS

SCHEDULE 8.31 - TAXPAYER IDENTIFICATION NUMBER

                                       i